Exhibit 99.2
TRANSDIGM INC.
EXCHANGE OFFER
TO HOLDERS OF ITS
4.625% SENIOR SUBORDINATED NOTES DUE 2029
AND
4.875% SENIOR SUBORDINATED NOTES DUE 2029
NOTICE OF GUARANTEED DELIVERY
As set forth in the Prospectus dated , (the “Prospectus”) of TransDigm Inc. (the “Company”) under the heading “The Exchange Offer—How to Tender” and in the Letter of Transmittal (the “Letter of Transmittal”) relating to the offer (the “Exchange Offer”) by the Company to exchange up to $1,200,000,000 in aggregate principal amount of its 4.625% Senior Subordinated Notes due 2029 (CUSIP No. 893647 BP1) and up to $750,000,000 in aggregate principal amount of its 4.875% Senior Subordinated Notes due 2029 (CUSIP No. 893647 BQ9) (collectively, the “Exchange Notes”), which have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for all of its outstanding 4.625% Senior Subordinated Notes due 2029 (CUSIP Nos. 893647 BM8 and U8936P AV5) and 4.875% Senior Subordinated Notes due 2029 (CUSIP Nos. 893647 BN6 and U8936P AW3) (collectively, the “Original Notes”) issued and sold in separate transactions exempt from registration under the Securities Act, respectively, this form or one substantially equivalent hereto must be used to accept the Exchange Offer of the Company if: (i) certificates for the Original Notes are not immediately available; or (ii) time will not permit all required documents to reach the Exchange Agent (as defined below) on or prior to the Expiration Date (as defined in the Prospectus) of the Exchange Offer. Such form may be delivered by hand or transmitted by facsimile transmission, letter or courier to the Exchange Agent as follows:
The Bank of New York Mellon Trust Company, N.A., as Exchange Agent
c/o The Bank of New York Mellon Corporation
Corporate Trust Operations—Reorganization Unit
2001 Bryan Street, 10th Floor
Dallas, Texas 75201
Attn: Tiffany Castor
Tel: 315-414-3034
Fax: 732-667-9408
Email: CT_REORG_UNIT_INQUIRIES@bnymellon.com
DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMITTAL OF THIS INSTRUMENT TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:
The undersigned hereby tenders to the Company, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal (which together constitute the terms and conditions of the Exchange Offer), receipt of which are hereby acknowledged, the principal amount of Original Notes set forth below pursuant to the guaranteed delivery procedures described in the Prospectus and the Letter of Transmittal.

Principal Amount of Original Notes Tendered:
Certificate Nos. (if available):
Total Principal Amount Represented by Original Notes Certificate(s):
Account Number:
Dated:
Sign Here
Signature(s):
Please Print the Following Information:
Name(s):
Address:
Area Code and Tel. No(s):

GUARANTEE
The undersigned, a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, hereby guarantees that delivery to the Exchange Agent of certificates tendered hereby, in proper form for transfer, or delivery of such certificates pursuant to the procedure for book-entry transfer, in either case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other required documents, is being made within three business days after the date of execution of a Notice of Guaranteed Delivery of the above-named person.

Name of Firm:
Authorized Signature:
Number and Street or P.O. Box:

City:	State:	Zip Code:
Area Code and Tel. No.:
Dated: